Exhibit 99.1

Essex Property Trust Prices $300 million Senior Unsecured Notes Due 2022

Palo Alto, California—August 8, 2012—Essex Property Trust, Inc. (NYSE:ESS) today announced that its operating partnership, Essex Portfolio, L.P.,  priced a private placement of $300 million aggregate principal amount of senior unsecured notes (the “Notes”) at an interest rate per annum of 3.625%.  The Notes were offered to investors at a price of 98.99% of par value with a yield to maturity of 3.747%.  Interest is payable semiannually on February 15 and August 15 with the first interest payment due February 15, 2013.  The Notes mature in August 2022.  The Notes offering is expected to close on August 15, 2012, subject to certain closing conditions.

The operating partnership expects to use net proceeds to refinance existing senior unsecured indebtedness and for general corporate purposes.

The Notes are being offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions pursuant to Regulation S under the Securities Act. In connection with the offering of the Notes, Essex Property Trust, Inc.  and Essex Portfolio, L.P., expect to enter into a registration rights agreement pursuant to which they will agree to file a registration statement with respect to an offer to exchange the Notes for identical new notes registered under the Securities Act (or, under certain circumstances, a shelf registration statement covering resales of the Notes).

The Notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Essex Property Trust

Essex Property Trust, Inc., an S&P 400 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages apartment communities located in highly desirable, supply-constrained markets. Essex currently has ownership interests in 161 multifamily properties with an additional 9 properties in various stages of development. Additional information about Essex can be found on the Company's web site at www.essexpropertytrust.com. If you would like to receive future press releases via e-mail-please send a request to investors@essexpropertytrust.com.

925 East Meadow Drive Palo Alto California 94303 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com

August 8, 2012

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including statements related to the private placement and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry; adverse economic or real estate developments in the target markets of Essex Property Trust, Inc. (the "Company"); risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to maintain credit ratings with the rating agencies; risks and uncertainties affecting property  acquisitions and developments, increases in interest rates, and volatility in the securities markets; and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including the Company’s most recent Report on Form 10-K for the year ended December 31, 2011.

Contact
Barb Pak
Director of Investor Relations
(650) 849-3700

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